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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                  Pursuant to
           Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 1, 1997


                     INTERNATIONAL RESORT DEVELOPERS, INC.
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             (Exact name of registrant as specified in its charter)


     IDAHO                        1-6110                         82-0291307
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(State or other                (Commission                      (IRS Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)


   2980 S. Rainbow Blvd.,  Suite 100,  Las Vegas, NV                  89102
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        (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (702) 876-9329


                      INTERNATIONAL BASIC RESOURCES, INC.
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         (Former name or former address, if changed since last report)


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                                    FORM 8-K


         Item 2.  Acquisition of Assets

         On August 25, 1997, International Resort Developers, Inc. ("IRD") entered into an agreement to acquire all of the shares of World Lynx Communications Corp. ("World Lynx"), a Nashville-based telecommunications company. The agreement is subject to approval by the shareholders of IRD, at a meeting which is expected to be held in October, 1997. World Lynx's corporate name has now been changed to, and will hereafter be known as, Ameristar Worldwide Entertainment Corp. ("Ameristar").

         The twelve individuals and corporations who own all of the shares of World Lynx (the "Sellers") will acquire 47.5% of the shares of IRD (as calculated after issuance of the shares to the Sellers), with the right to receive 3,000 additional IRD shares (approximately .085% of the number of outstanding shares of IRD after the initial issuance of shares to the Sellers) for each $1,000 of net after-tax profit in excess of $1,000,000 earned by Ameristar in each of the calendar years 1998 and 1999.

         Ameristar is a provider of Internet access, web site design and site management services, voice communications sytems, including residential and commercial long distance service, direct broadcast service, and home theatre systems. Its products and services are marketed through independent distributors located throughout the United States. The Company employs 20 persons in its offices in Nashville, TN and Little Rock, Arkansas.

         World Lynx was incorporated in 1994, and up through August of 1997 has been engaged in business as an internet service provider, providing internet access, web site design and site management services. Its revenues, in calendar 1996, were approximately $937,686, and its net loss for that year approximately $50,000. World Lynx had, previous to the acquisition now reported, acquired the name "Ameristar", as well as its network of distributors and other related assets, from Growth Strategies, Inc., one of the Sellers. Ameristar will pay to Growth Strategies,Inc. a royalty of 2 1/2% of its net sales revenues (gross sales, less commissions) on its sales after September 1, 1997.

         Samuel Watson, previously President and CEO of Growth Strategies, Inc. and currently of Ameristar, will continue as President and CEO of Ameristar, pursuant to an employment contract terminable by either party upon twleve months' prior written notice.

          Patrick Magee will continue as the President and CEO of IRD, The agreement providcs that the Company will nominate for election as two of the five directors to be elected by the shareholders at the shareholders' meeting in October, 1997, Samuel B. Watson and Donald Spears, two of the Sellers.




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         Item 5.  Other Events

                  IRD, together with former officers and directors of the Company, namely Allen Ferguson, Alton Jones and Nigel Spinks, have been named in a civil action commenced in the Circuit Court of the Fifteenth Judicial Circuit in Palm Beach County, Florida, in July, 1997. The complaint has allegedly been served upon the Company, although the Company's time to answer has not yet expired. The action alleges that the defendants fraudulently induced plaintiff Andaurex International Inc., a Bermuda corporation, to purchase 66,666 shares of the Company (as adjusted for the May 12, 1997 consolidation of shares on a 1 for 30 basis) from shareholders of the Company; and in particular, that the defendants intended that said shares not be transferred into the name of Andaurex, or in street name, as and when promised, and that during the period in which the shares were not transferred on the books of the Company, their value allegedly declined from a high of $26.10 cents per share (as adjusted for the May 12, 1997 consolidation of shares) to $3.60 per share (as adjusted for said consolidation). The action claims for compensatory damages, together with costs and interest.

                  The Company does not believe that the allegations against it have merit, and intends to answer and defend against the claim.


         Item 7. Exhibits: Exhibit 10.1 - Agreement between IRDP and World Lynx, Communications Corp., dated August 25, 1997.




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               INTERNATIONAL RESORT DEVELOPERS, INC.

                               By: S/  Patrick Magee
                                   Patrick Magee, President

                               Date:  September 10, 1997